Exhibit 99.1

Neiman Marcus Group LTD LLC Reports Second Quarter Results

DALLAS--(BUSINESS WIRE)--March 15, 2016--Neiman Marcus Group LTD LLC today reported financial results for its second fiscal quarter ended January 30, 2016. For the second quarter, the Company reported total revenues of $1.49 billion, representing a decrease of 2.3% compared to total revenues of $1.52 billion for the second quarter of fiscal year 2015. During this same period, comparable revenues decreased 2.4% and the Company reported net earnings of $7.9 million compared to net earnings of $27.8 million for the second quarter of fiscal year 2015. Adjusted EBITDA, which is described on page 7 of this release, for the second quarter of fiscal year 2016 was $183.0 million compared to Adjusted EBITDA of $205.9 million for the second quarter of fiscal year 2015.

For the 26 weeks ended January 30, 2016, the Company reported total revenues of $2.65 billion, representing a decrease of 2.1% compared to total revenues of $2.71 billion in the prior year. During this same period, comparable revenues decreased 3.8% and the Company reported a net loss of $2.7 million compared to net earnings of $28.0 million in the prior year. Adjusted EBITDA for the 26 weeks ended January 30, 2016 was $347.3 million compared to Adjusted EBITDA of $400.1 million for the 26 weeks ended January 31, 2015.

Conference Call. A live webcast of the earnings conference call can be accessed through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on Tuesday, March 15, 2016 beginning at 9:00 a.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com.

Non-GAAP Financial Measures. In this press release, the Company's financial results are presented both in accordance with U.S. generally accepted accounting principles (“GAAP”) and using certain non-GAAP financial measures, including Adjusted EBITDA. This non-GAAP financial measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in the Company’s business and evaluate the Company’s performance relative to other companies in its industry.

For more information regarding the Company’s use of non-GAAP financial measures, including the definition of Adjusted EBITDA, and a reconciliation of such financial measures to net earnings (loss), a GAAP measure, see “Non-GAAP Financial Measures” on page 7 of this press release.

Forward-Looking Statements. This press release contains forward-looking statements. In many cases, forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “will,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar expressions. The forward-looking statements contained in this press release reflect the Company’s views as of the date of this press release and are based on our expectations and beliefs concerning future events, as well as currently available data as of the date of this press release. While the Company believes there is a reasonable basis for its forward-looking statements, they involve a number of risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement. Therefore, these statements are not guarantees of future events, results, performance or achievements and you should not rely on them. A variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in the Company’s forward-looking statements, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. You should keep in mind that the forward-looking statements contained in this press release speak only as of the date of this press release. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	January 30, 2016	January 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$56,918	$127,102
Merchandise inventories	1,165,682	1,111,680
Deferred income taxes	40,393	38,055
Other current assets	127,741	114,722
Total current assets	1,390,734	1,391,559

Property and equipment, net	1,532,567	1,425,177
Intangible assets, net	3,539,925	3,665,011
Goodwill	2,270,101	2,282,696
Other assets	132,210	146,547
Total assets	$8,865,537	$8,910,990

LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$287,463	$307,180
Accrued liabilities	526,312	490,333
Current portion of long-term debt	29,426	29,426
Total current liabilities	843,201	826,939

Long-term liabilities:
Asset-based revolving credit facility	165,000	125,000
Long-term debt	4,536,702	4,565,915
Deferred income taxes	1,446,217	1,519,319
Deferred real estate credits	62,955	16,766
Other long-term liabilities	403,554	407,322
Total long-term liabilities	6,614,428	6,634,322

Total member equity	1,407,908	1,449,729
Total liabilities and member equity	$8,865,537	$8,910,990

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands)	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015

Revenues	$1,486,957	$1,521,824	$2,651,857	$2,708,316
Cost of goods sold including buying and occupancy costs	1,026,292	1,019,125	1,762,366	1,747,519
Selling, general and administrative expenses	302,654	322,661	587,996	608,977
Income from credit card program	(16,337)	(14,730)	(29,624)	(28,853)
Depreciation expense	53,651	45,012	109,541	88,520
Amortization of intangible assets	14,095	14,712	29,448	50,729
Amortization of favorable lease commitments	13,537	13,541	27,149	27,035
Other expenses	8,048	2,708	25,146	22,509

Operating earnings	85,017	118,795	139,835	191,880

Interest expense, net	71,495	72,465	143,180	145,075

Earnings (loss) before income taxes	13,522	46,330	(3,345)	46,805

Income tax expense (benefit)	5,638	18,515	(691)	18,794

Net earnings (loss)	$7,884	$27,815	$(2,654)	$28,011

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in millions)	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015

Capital expenditures	$78.8	$63.1	$153.8	$119.4

Depreciation expense	$53.7	$45.0	$109.5	$88.5
Amortization of intangible assets	$14.1	$14.7	$29.4	$50.7
Amortization of favorable
lease commitments	$13.5	$13.5	$27.1	$27.0

Rent expense	$30.5	$29.9	$58.9	$58.0

Adjusted EBITDA	$183.0	$205.9	$347.3	$400.1

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

To supplement the Company’s financial information presented in accordance with GAAP, it uses Adjusted EBITDA to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in its business and evaluate its performance relative to other companies in its industry. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not believe are representative of the Company’s ongoing performance. This financial metric is not a presentation made in accordance with GAAP.

Adjusted EBITDA should not be considered as an alternative to operating earnings or net earnings (loss) as a measure of operating performance. In addition, Adjusted EBITDA is not presented as and should not be considered as an alternative to cash flows as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.

These limitations include the fact that Adjusted EBITDA: (i) excludes certain tax payments that may represent a reduction in cash available to the Company; (ii) excludes certain adjustments for purchase accounting; (iii) does not reflect changes in, or cash requirements for, the Company’s working capital needs, capital expenditures or contractual commitments; (iv) does not reflect the Company’s significant interest expense; and (v) does not reflect the cash requirements necessary to service interest or principal payments on the Company’s debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in the Company’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.

The following table reconciles net earnings (loss) as reflected in the Company’s consolidated statements of operations prepared in accordance with GAAP to Adjusted EBITDA (figures may not sum due to rounding):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(dollars in millions)	January 30, 2016	January 31, 2015	January 30, 2016	January 31, 2015

Net earnings (loss)	$7.9	$27.8	$(2.7)	$28.0
Income tax expense (benefit)	5.6	18.5	(0.7)	18.8
Interest expense, net	71.5	72.5	143.2	145.1
Depreciation expense	53.7	45.0	109.5	88.5
Amortization of intangible assets and favorable lease commitments	27.6	28.3	56.6	77.8
EBITDA	$166.3	$192.1	$306.0	$358.2

Amortization of inventory step-up	-	3.4	-	3.4
Incremental rent expense	2.6	2.7	5.3	5.5
Transaction and other costs	1.8	2.1	4.3	13.1
Non-cash stock-based compensation	1.9	2.1	3.9	4.3
Expenses related to cyber-attack	0.5	(1.5)	0.7	2.8
Expenses incurred in connection with openings
of new stores / remodels of existing stores	4.1	2.8	6.9	6.3
Expenses incurred in connection with strategic
initiatives	3.9	2.1	18.3	4.3
Other expenses	1.9	-	1.9	2.3
Adjusted EBITDA	$183.0	$205.9	$347.3	$400.1

CONTACT:
Neiman Marcus Group LTD LLC
Mark Anderson, 214-757-2934
Director – Finance